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                                  EXHIBIT 4(b)

                                  ENDORSEMENTS

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                     Peoples Benefit Life Insurance Company
                          Home Office: Cedar Rapids, IA

                                   ENDORSEMENT

It is hereby understood and agreed that the Contract to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at of rate of 0.20% annually.

The Death Benefit prior to the Annuity Date will equal the Accumulated Value of the Contract as of the date due Proof of Death of the Annuitant is received by the Company.


Signed for the Company at the Home Office.


Craig D. Vermie                                      Bart Herbert, Jr.
Secretary                                            President



VVAP 20 1101

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                     Peoples Benefit Life Insurance Company
                          Home Office: Cedar Rapids, IA

                                   ENDORSEMENT

It is hereby understood and agreed that the Contract to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually, with an additional charge of 0.0125% to be assessed quarterly based on the Contract Anniversary Date. This additional equivalent annual charge of 0.05% will be assessed for a period of 10 years from the Contract Date. Therefore, the total Mortality and Expense Risk Charge for that specific 10 year period will be 0.25% annually.

Signed for the Company at the Home Office.


Craig D. Vermie                                               Bart Herbert, Jr.
Secretary                                                     President


VVAP 25 1101

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                     Peoples Benefit Life Insurance Company
                          Home Office: Cedar Rapids, IA

                                   ENDORSEMENT

It is hereby understood and agreed that the Contract to which this Endorsement is attached is endorsed as follows:

The Mortality and Expense Risk Charge will be assessed daily at a rate of 0.20% annually, with an additional charge of 0.03% to be assessed quarterly based on the Contract Anniversary Date. This additional equivalent annual charge of 0.12% will not be assessed on or after the Annuitant's 80th birthday. Therefore, the total Mortality and Expense Risk Charge for the period up until the Annuitant's 80th birthday will be 0.32% annually.

The Death Benefit prior to the Annuity Date will be the greatest of:

1) the Accumulated Value of the Contract as of the date due Proof of Death of the Annuitant is received by the Company;
2) the sum of all Purchase Payments, less any Adjusted Partial Withdrawals and Premium Taxes, if any; or
3) the highest Accumulated Value on any Contract Anniversary after the effective date of this Endorsement and prior to the earlier of the Annuitant's date of death or the Annuitant's 80th birthday, plus any subsequent Purchase
   Payments received by the Company after such date, less any Adjusted Partial Withdrawals after such date, and Premium Taxes, if any.

Signed for the Company at the Home Office.

Craig D. Vermie                                      Bart Herbert, Jr.
Secretary                                            President


VVAP 32 1101